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                                                        Exhibit 23.1


                        INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Current Report on Form 8-K of the Registry, Inc. of our report dated February 28, 1997 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the accounting for an acquisition as a pooling-of-interests) on the consolidated financial statements of Renaissance Solutions, Inc. appearing in Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of Renaissance Solutions, Inc. for the year ended December 31, 1996 which report was incorporated by reference in the registration statement on Form S-4 of The Registry, Inc. (File No. 333-29755).

     We also consent to the incorporation by reference in the registration statement on Form S-8 of The Registry, Inc. (File No. 333-17565) of our report dated February 28, 1997 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the accounting for an acquisition as a pooling-of-interests) on the consolidated financial statements of Renaissance Solutions, Inc. appearing in Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of Renaissance Solutions, Inc. for the year ended December 31, 1996, which report was incorporated by reference in the registration statement on Form S-4 of The Registry, Inc. (File No. 333-29755), which registration statement is incorporated by reference in this current Report on Form 8-K.


DELOITTE & TOUCHE LLP

Boston, Massachusetts
August 8, 1997